                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              BIKERS DREAM, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                               Not Applicable.
          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

                               Not Applicable.
          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                               Not Applicable.
          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

                               Not Applicable.
          ----------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

                                    10-KSB
          ----------------------------------------------------------------------
     (3)  Filing Party:

                               BIKERS DREAM, INC.
          ----------------------------------------------------------------------
     (4)  Date Filed:

                                April 16, 1996
          ----------------------------------------------------------------------

                              BIKERS DREAM, INC.
                1420 VILLAGE WAY, SANTA ANA, CALIFORNIA 92705

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 4, 1996


TO OUR SHAREHOLDERS:

The annual meeting of shareholders of Bikers Dream, Inc., a California corporation (the "Company"), will be held at the Ramada Plaza Hotel - Orange County Airport, 2726 South Grand Avenue, Santa Ana, California on June 4, 1996 at 10:00 a.m. for the following purposes:

        1. To elect six directors to hold office for one year and until their successors are elected and qualified.

        2. To approve the Company's 1995 Incentive Stock Option Plan, the 1995 Non-Qualified Stock Option Plan, and the 1995 Directors' Non-Qualified Stock Option Plan.

        3. To amend the Articles of Incorporation to authorize a new class of Preferred Stock.

        4. To ratify Coopers & Lybrand, L.L.P. as independent public accountants for the Company.

        5. To transact such other business as may properly be presented at the meeting.

The Board of Directors has fixed April 19, 1996 as the record date for determining the shareholders entitled to vote at the meeting and, consequently, only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person. Even though a shareholder may now plan to attend the meeting, he or she is urged to complete, sign and date the enclosed proxy card and to mail it promptly in the enclosed envelope. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                        By Order of the Board of Directors



                                        Richard E. King, Jr.
                                        Secretary

                               BIKERS DREAM, INC.
                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 4, 1996


                                  INTRODUCTION

The accompanying proxy is solicited by the Board of Directors of Bikers Dream, Inc. (the "Company"), 1420 Village Way, Santa Ana, California 92705 for use at the annual meeting of the Company's shareholders to held on June 4, 1996, and at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting. This proxy statement and the accompanying proxy card are being mailed to all shareholders on or about May 1, 1996.

The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit proxies by telephone, by facsimile or in person.


       GENERAL INFORMATION REGARDING VOTING, CONFIDENTIALITY AND PROXIES

The persons named in the accompanying proxy will vote FOR the election of the nominees for directors and FOR the three other proposals, unless otherwise directed in the proxy. The proxy may be revoked by the shareholder at any time prior to its use by giving notice of revocation to the independent vote tabulators. As to any other business which may properly come before the meeting, the person named in the accompanying proxy card will vote in accordance with their best judgment, although the Company does not presently know of any other business.

Holders of record of the Company's common stock at the close of business on April 19, 1996 are entitled to vote at the meeting. On that date Bikers Dream had 6,170,911 shares of common stock outstanding. Each shareholder has one vote per share on all business at the meeting, except for the election of directors, to which cumulative voting applies. Cumulative voting means that each shareholder entitled to vote shall have the right to cumulate his votes and cast a number of votes equal to the number of directors to be elected (6) multiplied by the number of shares held by the shareholder and to distribute his or her votes for one or more candidates as he or she decides. No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and the shareholder has given notice at that time of his/her intention to cumulate.

A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of quorum for the transaction of business. Abstentions are counted as if they were "no" votes in tabulations of the votes cast on proposals presented to the shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

It is the Company's policy that all proxies, ballots and voting materials that identify the particular vote of a shareholder be kept confidential, except in the following circumstances: (1) to allow the independent election inspectors to certify the results of the vote; (2) as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action; (3) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes; (4) where a shareholder expressly requests disclosure or has made a written comment on a proxy card; (5) where contacting shareholders by the Company is necessary to obtain a quorum, the names of shareholders who have or have not voted (but not how they voted) may be disclosed to the Company by the independent election inspectors; (6) aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the meeting of the shareholders at which they are relevant; and (7) in the event of any solicitation of proxies or written consents with respect to any of the securities of the Company by a person other than the Company of which solicitation the Company has actual notice.


                             ELECTION OF DIRECTORS

The Company's bylaws, as amended, provide for six directors. At each annual meeting the directors are all elected by the shareholders for the next annual term. The Board of Directors elects directors to fill vacancies on the Board, as they occur, as well as newly created directorships. A director elected to fill a vacancy is elected only for that term until the next election by the shareholders, or until his/her successor is elected and qualified. Rowland W. Day, II, by means of the acquisition contract of Bikers Dream, Inc., the predecessor company, has the right to appoint two of the directors, one of whom may be himself. The Board of Directors currently consists of 6 directors.

UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION AS DIRECTORS OF THE SIX NOMINEES NAMED BELOW, ALL OF WHOM ARE, AT PRESENT, DIRECTORS OF THE COMPANY.

Directors are to be elected by a plurality of the votes cast at a meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.


                             NOMINEES FOR DIRECTORS

DENNIS W. CAMPBELL, 36, has been President and Chief Executive Officer of the operating Company since 1990, when it was originally founded. Prior to the founding of Bikers Dream, Mr. Campbell was the owner and sole proprietor of a number of small businesses, including Vee Dub Parts Unlimited and Ed's Machine, as well as Finance Manager for Bill Maxey Toyota in Huntington Beach, California. Mr. Campbell is a major shareholder of the Company and holds approximately 40% of the outstanding shares. Mr. Campbell is a member of the Board's Compensation Committee and has been a director of the Company since March, 1995.

ROWLAND W. DAY, II, 40, is a partner in the law firm of Day, Campbell & McGill. Mr. Day has practiced in the area of business and corporate law and corporate finance for 12 years. Mr. Day also served as Chief Executive Officer and Chief Financial Officer of HDL Communications for 10 years prior to its acquisition of Bikers Dream, Inc. in 1995. Mr. Day is Chairman of the Board's Audit Committee, serves as a member of the Compensation Committee, and has been a director of the Company since 1985.

DONALD J. DUFFY, 29, is a founder of Meyer, Duffy & Associates, a strategic consulting group. He is also a founder and board member of Predictive Systems, a network management consulting company, and has served in a variety of analytical and investment management positions at Oak Hill Advisors, Inc. and Sloate, Weisman, Murry & Company, Inc. specializing in research and investment in retail and gaming companies. Mr. Duffy is a member of both the Company's Audit Committee and the Compensation Committee, and has been a Director of the Company since December, 1995.

WILLIAM R. GRESHER, 49, is the Senior Vice President, Chief Financial, Operational and Administrative Officer for the Company. Prior to joining the Company, Mr. Gresher has served in various financial management positions, including several Vice President positions at Allergan, Inc. from 1990 to 1995, and Baxter International, Inc. from 1980 to 1990. Mr. Gresher is a member of both the Company's Audit and Compensation Committees and has been a director of the post-acquisition Company since March, 1995.

RICHARD E. KING, JR., 60, is the Corporate Secretary of the Company. Mr. King is a practicing attorney in the areas of business and corporate law, corporate finance, tax and international tax and estate planning for the past 34 years. He has also served as President and Chief Executive Officer of two corporations in the construction and sports industries and has served on the Board of Directors of a number of corporations. Mr. King serves as a member of the Company's Compensation Committee and has been a Director of the Company since March, 1995.

HUMBERT B. POWELL, III, 57, is Vice Chairman of Marleau, Lemire Securities, Inc. and Chairman of Marleau, Lemire U.S.A. He previously served as Managing Director in the Corporate Finance Department of Bear Sterns & Co. for eight years. In addition, he has served as Senior Vice President and Director of E.F. Hutton & Co. where he was employed for 18 years. He also serves as Director of Marleau, Lemire, Inc., Tatham Offshore Corporation, and Salem-Teiko University. Mr. Powell has been a member of the Board since December, 1995, and is a member of the Compensation Committee.


                  INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors held nineteen (19) meetings during 1995. The Compensation Committee met various times during the year to address issues in its jurisdiction, and the Audit Committee was just formed prior to the end of 1995 and therefore had no meeting in 1995. Attendance by directors at all board meetings was 100% with the exception of Mr. Gresher who did not attend one meeting, and attendance at the Compensation Committee was 100%.

Audit Committee - The Audit Committee nominates the firm of independent auditors for appointment by the Board of Directors and meets with the independent auditors to discuss the scope and results of their audit examination and the fees related to such work. It also meets with the Company's Financial Management to discuss the Company's accounting practices and procedures; to review the adequacy of the Company's accounting and control systems; and to report to the Board any considerations and recommendations the Audit Committee may have with respect to such matters. The Committee also reviews the audit schedule and considers any issues raised by its members, the independent public accountants retained to audit the books and records of the Company, its legal advisors or management. In addition, the Committee monitors the Business Ethics Policy for the Company's employees, coordinates compliance reviews and investigates noncompliance matters. Of the three members on the Audit Committee, only Mr. Gresher is an officer and employee of the Company or any of its subsidiaries.

Compensation Committee - The Compensation Committee, which had two meetings in 1995, reviews performance of corporate officers, establishes overall employee compensation policies; and recommends to the Board of Directors major compensation programs. The Committee also reviews and approves compensation of corporate officers, including salary and bonus awards. Members of management who are on the Compensation Committee are not present when matters regarding their personal compensation are being discussed. The Compensation Committee was reformulated for 1996 so that all members of the Board serve thereon, with any director whose compensation is at issue being excluded from deliberation and vote on that matter.


                             OFFICER'S COMPENSATION

Bikers Dream's Compensation Committee evaluates performance of executive and other management personnel, fixes compensation subject to approval of the entire Board, and makes recommendations to the Board of Directors as to management compensation.

Bikers Dream's executive compensation programs are designed to attract, motivate, and retain the executive talent needed to optimize shareholder value in a competitive environment.

Bikers Dream has entered into three executive employment contracts, one of which was established by a predecessor corporation ("old" Bikers Dream, Inc.) and one prior to the formation of the Compensation Committee in late 1995. These three contracts are with the President, Chief Executive Officer, the Senior Vice President, Chief Financial, Operational and Administrative Officer, and the Executive Vice President. The Compensation Committee for 1996 consists of the entire Board, with affected members on any issue excluded from deliberations and vote.

The contract with Mr. Campbell, President and CEO, is a five year employment agreement which became effective September 1, 1994. Pursuant to that contract, Mr. Campbell is entitled to receive an annual salary of $120,000, a monthly car allowance of $500, a bonus of $50,000 for each new Bikers Dream Superstore that is opened and a bonus of 20% of the franchise fee for each Bikers Dream franchise sold by the Company that is opened. The Company has also agreed to pay the premiums on a disability policy providing income continuation of 60% of Mr. Campbell's salary in the event he becomes disabled, and has also agreed to pay the premiums on a term life insurance policy providing for death benefits in the amount of $500,000 to a beneficiary designated by Mr.

Campbell. The Company also pays for Mr. Campbell's medical and dental insurance coverage under the Company's sponsored benefits plan. Upon termination of the agreement by the Company without good cause (as defined in the agreement), Mr. Campbell is entitled to received an amount equal to four years annual salary at the then current rate of compensation.

The Company has entered into a five year employment agreement with Jeffrey L. Simons, Executive Vice President, effective as of March 1, 1995, pursuant to which Mr. Simons is entitled to receive an annual salary of $108,000. Mr. Simons is also entitled to receive a bonus of $2,750 for each new Bikers Dream Superstore that is opened, other than the Dallas Superstore, and 20% of the initial franchise fee for each new franchise store that is opened. The Company has agreed to issue to Mr. Simons an option to purchase, at an exercise price of $1.50 per share, 100,000 shares. The option vests on a pro-rata quarterly basis, 10,000 shares, 15,000 shares, 20,000 shares, 25,000 shares and 30,000 shares of the Company's Common Stock during the fiscal years 1995, 1996, 1997, 1998 and 1999, respectively. The Company has also agreed to pay Mr. Simons a net cash bonus equal to $1.50 for each share issued to Mr. Simons upon exercise of the option.

An employment agreement was entered into between the Company and William R. Gresher effective September 25, 1995, pursuant to which Mr. Gresher is entitled to receive an annual salary of $185,000. Mr. Gresher is also entitled to receive a bonus of 5% of the first million dollars of annual net after tax profits and 2% of the second million dollars of annual net after-tax profits of the Company. The Company has agreed to grant Mr. Gresher options to purchase, at an exercise price of $2.50 per share, 300,000 shares of Common Stock, 240,000 of which shall be granted under the Company's Incentive Stock Option Plan. The options are immediately vested as to 50,000 of such shares and vest over a five year period as to the balance of such shares. The Company has agreed to pay the premiums on a term life insurance policy providing for death benefits in the amount of $500,0000 to a beneficiary designated by Mr. Gresher. Upon termination of the agreement by the Company without good cause (as defined in the Agreement) during the first 12 months of employment, Mr. Gresher is entitled to receive severance pay in an amount equal to his monthly salary for a period of 12 months plus one additional month for each month of service performed, up to an additional 12 months.

The following tables and narrative text discuss the compensation paid in 1995 to the Company's Chief Executive Officer and the Company's three most highly compensated executive offices.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                -----------------------------------------    ------------------------------------
                                                                   OTHER                    SECURITIES
                                                                   ANNUAL    RESTRICTED     UNDERLYING
                                                                  COMPEN-      STOCK         OPTIONS/      LTIP       ALL OTHER
      NAME AND                            SALARY       BONUS      SATION      AWARD(S)         SARS       PAYOUTS    COMPENSATION
 PRINCIPAL POSITION             YEAR       ($)          ($)         ($)         ($)            (#)          ($)          ($)
 ------------------             ----      ------      -------     -------    ----------     ----------    -------    ------------
 CEO - Dennis W. Campbell       1995      95,000      115,000      8,940(2)      --            50,000        --         51,571(1)
 CFO - William R. Gresher       1995      49,333          --       1,089         --           350,000        --             --
 Executive Vice Pres -
    Jeffrey L. Simons           1995      81,346       17,750     34,101         --           100,000        --             --

(1) In accordance with the HDL acquisition agreement to acquire Bikers Dream, Inc., Mr. Campbell was required to remove certain personal assets and accounts receivable carried on the Company's books from the Company prior to its acquisition. This action created additional taxable income for Mr. Campbell and accordingly his employment contract was amended to increase his compensation for the amount of assets withdrawn and the related income taxes. The gross impact on this transaction was to increase compensation in 1995 by $49,155. This is a non-recurring compensation component.

(2) Also included in other annual compensation in 1995 is an automobile allowance, and disability and medical insurance premiums paid by the Company.


                        OPTION/SAR GRANTS IN FISCAL YEAR
                              (INDIVIDUAL GRANTS)


                                      NUMBER OF
                                     SECURITIES             PERCENT OF
                                     UNDERLYING           TOTAL OPTIONS/
                                    OPTIONS/SARS           SARS GRANTED           EXERCISE OR
                                       GRANTED             TO EMPLOYEES           BASE PRICE
              NAME                       (#)              IN FISCAL YEAR           ($/SHARE)          EXPIRATION DATE
              ----                  ------------           -------------          -----------         ---------------
 CEO - Dennis W. Campbell              50,000                  3.7%                  $1.50               04/04/05
 CFO - William R. Gresher             240,000                 17.6%                  $2.50               09/25/05
                                       60,000                  4.4%                  $2.50               09/25/05
                                       50,000                  3.7%                  $1.50               04/04/05
 Executive Vice President -
    Jeffrey L. Simons                 100,000                  7.3%                  $1.50               03/01/05

                            DIRECTOR'S COMPENSATION

All of the Board's current six members, two of whom are officers of the Company, receive compensation in the form of non-qualified stock options. Each director receives a grant of 50,000 shares of the Company's Common Stock upon appointment or election and acceptance of the position. Options vest quarterly over a five year period. The four directors who were appointed in March, 1995, were vested in 10,000 shares of their respective options in April, 1995, for prior services leading up to the acquisition of Bikers Dream by HDL Communications on March 13, 1995.

The two directors appointed in December, 1995 did not have prior service with the Company, and did not vest options upon acceptance of the position. Option prices were established for the first four initial directors based upon the value of warrants issued at the time of the acquisition, since there was no market price for the Company's newly issued common stock. All subsequent option grants were valued at the closing bid price for the stock on the date the option was granted by the Board.

All vested options are exercisable for a period of ten years following the vesting of the last option. Upon voluntary resignation of a Director, all options not vested expire. Involuntary removal of a director from office results in immediate vesting of all options granted. The Non-Qualified Stock Option Plan provides that the number of shares available under the plan shall be adjusted in the event of certain changes in capitalization, such as stock splits and stock dividends.

Directors are compensated for all out-of-pocket expenses incurred in attending meetings of the Board of Directors and its Committees. There is no other additional compensation paid to Board members.


                              CERTAIN TRANSACTIONS

During 1995, the Company incurred $219,045.41 in legal fees from a law firm of which Rowland W. Day, II, a director of the Company, is a partner.

In November and December of 1995, M.D. Strategic L.P., a partnership of which Donald J. Duffy, a director of the Company, is a principal, loaned the Company a total of $200,000 for 90 days at 8% per annum, which converted into common stock at $1.70 per share in March, 1996.

In 1995, the Company entered into an agreement with Meyer Duffy & Associates, Inc., of which Donald J. Duffy is a principal, whereby Meyer Duffy & Associates will use its best efforts to secure up to $20 million in capital for the Company, in consideration of options to purchase 10,000 shares of the Company's common stock at $2.20 per share for each $1 million in capital received up to a maximum of 100,000 shares.

Meyer Duffy & Associates also arranged bridge financing for the Company in the amount of $1.1 million in convertible debt, in consideration of which Meyer Duffy was granted an option to purchase 50,000 shares of the Company's common stock at $1.70 per share, and a fee of approximately $49,000.

                   COMPLIANCE WITH SEC REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for one transaction on one occasion by Rowland W. Day, II.


Principal Share Owners
- ----------------------

Set forth in the table below is information as of March 27, 1996 with respect to persons known to the Company to be the beneficial owners of more than five percent of the Company's issued and outstanding stock excluding rights to unexercised options:

                                      NUMBER OF SHARES
NAME & ADDRESS                       BENEFICIALLY OWNED    PERCENT OF CLASS
- --------------                       ------------------    ----------------
Dennis W. Campbell                        2,457,990              41.6%
1420 Village Way
Santa Ana, California  92705

Rowland W. Day, II                          481,181               8.1%
   and affiliates
3070 Bristol Street, Suite 650
Costa Mesa, California  92626

Donald J. Duffy                             432,205               7.3%
237 Park Avenue, Eighth Floor
New York, New York  10017

William R. Gresher                          330,632               5.6%
   and affiliates
1420 Village Way
Santa Ana, California  92705

              QUALIFIED INCENTIVE STOCK OPTION PLAN FOR EMPLOYEES

The Board of Directors adopted an Incentive Stock Option Agreement for employees in April of 1995, subject to the approval of the shareholders. The options under the Plan are intended to be qualified options which meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

Under the Plan, options may be granted by the Compensation Committee to its officers, key employees, and other employees according to responsibility and length of service. Options may not be granted to employees owning more than 10% of the total combined voting power of stock of the corporation.

Options granted under the Plan shall be granted within 10 years of the date of the adoption of the Plan, and must be exercised within 10 years of the date of the grant.

The aggregate number of shares that may be issued pursuant to the Plan is 500,000 shares over the life of the Plan, and the aggregate fair market of the stock for exercise by an Optionee for the first time during any calendar year is $100,000 per individual.

The options vest as follows:          1 year from date of grant       25%
(unless specifically authorized       2 years from date of grant      50%
otherwise by the Board of             3 years from date of grant      75%
Directors)                            4 years from date of grant     100%

The option price is determined by the bid price of the Company's shares quoted on NASDAQ or the Bulletin Board at the close of business on the date of the grant.

Shares issued under the Plan are restricted, until or unless registered by the Company.

The Plan contains certain other provisions relating to options affected by the termination or death of an employee, and non-transferability . The Plan will be available for inspection by a shareholder at anytime during business hours prior to May 17, 1996. For inspection of the plan, a shareholder should contact in writing William R. Gresher, Senior Vice President and Chief Financial Officer of the corporation at 1420 Village Way, Santa Ana, California 92705, or Richard E. King, Jr., Secretary of the corporation, 2244 West Coast Highway, Suite 100, Newport Beach, California 92663.


                        NON-QUALIFIED STOCK OPTION PLANS

The Non-Qualified Stock Plan was adopted by the Board of Directors in April of 1995, subject to the approval of the shareholders.

This Plan exists to provide incentives to management and executive personnel of the Company. The Plan is administered by the Board, 1,000,000 shares may be granted pursuant to it, and the aggregate value of underlying shares granted in any year for any single employee may not exceed $100,000 in value.

The option price is fixed by the bid price of the Company's shares as quoted on NASDAQ or the Bulletin Board at the close of business on the date of the grant.

The options are not transferable.

Options must be exercised within 10 years of the grant thereof and shall vest at such time or times as the board of directors shall fix on the date of the grant.

Shares issued pursuant to the Plan are restricted shares, until or unless registered by the Company.


Director's Plan
- ---------------

The Board of Directors adopted a Directors' Non-Qualified Stock Option Plan in April of 1995.

The Plan provides, as amended, for 300,000 shares, 50,000 shares to be granted to each director on assuming office. The underlying share price is determined by bid price on NASDAQ or the Bulletin Board on the date of the grant.

On April 4, 1995, 50,000 shares were granted each to the then directors, Dennis
W. Campbell, William R. Gresher, Richard E. King, Jr., and Rowland W. Day, II. 10,000 of the options vested immediately at $1.50 per option share in recognition of services leading up to the merger/acquisition of HDL Communications and Bikers Dream, Inc. The balance of these options vest in increments of 2,500 options per quarter.


Members of the Board elected at a later date, Donald J. Duffy and Humbert B. Powell, III, were each granted 50,000 options at the bid price on the date of grant, with no immediate vesting until the quarterly vesting of 2,500 shares.

The Non-Qualified Plan bears different tax characteristics than that of the Incentive Stock Option Plan.

The grant of an Option under the 1995 Plans will create no income tax consequences to the participant or to the Company. A participant who is granted a non-qualified Option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of Common Stock acquired on exercise of an Option will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. The capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise. Generally, for Incentive Stock Option Plan options, the appreciated value of the underlying stock received upon exercise will be taxable to the participant as a capital gain upon sale of the stock, and the Company will not receive any tax deduction.

The number of options granted under each plan during 1995 are represented by the following:

Options granted under the Incentive Stock Option Plan during 1995 to officers and directors were as follows:

William R. Gresher                    240,000(1)
- ------------------
Senior Vice President

Jeffrey L. Simons                     100,000(1)
- -----------------
Executive Vice President

John Pagnini                            7,500
- ------------
(Formerly) Vice President

(1)  These options vest in increments over four years.

Options granted to other managers and junior managers during 1995 were:  2,300.

Options granted under the Non-Qualified Stock Option Plan including the Director's Plan, during 1995:

William R. Gresher, Senior Vice President, Director      60,000
                                                         50,000    (Director)(1)
Dennis W. Campbell, President, Director                  50,000    (Director)(1)
Richard E. King, Jr., Director                           50,000    (Director)(1)
Rowland W. Day, II, Director                             50,000    (Director)(1)
Donald J. Duffy, Director                                50,000    (Director)(1)
Humbert B. Powell, III, Director                         50,000    (Director)(1)

(1) These options vest over a period of five years from inception of board membership.

In connection with the acquisition/merger of HDL Communications and Bikers Dream, Inc. in March, 1995, the following non-qualified stock options were granted:

Rowland W. Day, II, Family Trust                                    200,000
Rowland W. Day, II                                                  180,000
Rowland W. Day, Sr.                                                  50,000
Eric Meyer, Consultant                                               10,000
Donald J. Duffy, Consultant                                          10,000
Caldwell R. Campbell, Partner - Day & Campbell                      100,000
Meyer, Duffy & Associates, Inc., Consultants                         30,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PLANS.

                  PROPOSAL TO CREATE CLASS OF PREFERRED STOCK

In order for the Company to expand its retail operations more quickly, it is essential that it be able to raise the necessary growth capital without necessarily creating debt. This additional capital will enable the Company to lease new facilities and stock them with inventory for sale to retail customers.

To date the Company has been able to raise capital through the issuance of convertible debt and subsequent conversion into common shares of the Company. In order to enhance the ability of the Company to raise additional capital, the Company seeks shareholder approval to amend the Articles of Incorporation to create a Preferred Class of stock of 10 million shares to enable the Company to have more alternatives to meet prospective investor needs.

The proposal as presented by the Board of Directors is to amend the Articles of Incorporation to authorize the establishment of the new class of preferred shares, and to authorize the Board of Directors from time to time to issue such shares and determine the terms and conditions thereof via Board Resolution when the need arises for them to be issued.

It is expected that the new class of Preferred Stock may have certain characteristics which would have an effect on common shareholders.

If the Preferred Stock is converted into common stock voting shares, the voting power of existing common shareholders will be diluted proportionally. In any case, book value of all outstanding shares will be diluted, as in any issue of additional stock by the Company.

Preferred Stock is likely to carry with it a priority over common stock in the event of liquidation.

If the Preferred Stock carries a dividend preference, preferred shareholders will be paid dividends prior to any distribution thereof to common shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.


                              INDEPENDENT AUDITORS

Coopers & Lybrand, L.L.P., the Company's independent auditors, audited the financial statements of the company for the fiscal year ended December 31, 1995. Representatives of Coopers & Lybrand are expected to be present at the shareholders' meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Subject to shareholder ratification, the Board of Directors has elected Coopers & Lybrand to audit the account of the Company for the fiscal year ended December 31, 1996.

If shareholders do not ratify the appointment of Coopers & Lybrand, L.L.P., other certified public accountants will be considered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P. AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR 1996.

                                 ANNUAL REPORTS

The Company's Annual Report for the calendar year ended December 31, 1995, including audited financial statements, is being mailed to shareholders along with this Proxy Statement. In addition, the Company has filed an Annual Report on Form 10-KSB for its calendar year ended December 31, 1995 with the Securities and Exchange Commission. SHAREHOLDERS MAY OBTAIN A COPY OF THE FORM 10-KSB ANNUAL REPORT INCLUDING FINANCIAL STATEMENTS, WITHOUT CHARGE, BY WRITING THE COMPANY AT THE ADDRESS LISTED ABOVE, TO WILLIAM R. GRESHER, CHIEF FINANCIAL OFFICER.


                                 OTHER BUSINESS

At the time of the preparation of this Proxy Statement, the Company's Board of Directors had not been informed of any other matters which would be presented for action at the Annual Meeting. If any other matters are properly presented, the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment.



Santa Ana, California                 By Order of the Board of Directors



Dated:  April 22, 1996                Dennis W. Campbell
                                      Chief Executive Officer

[BIKERS DREAM LOGO]

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard E. King, Jr., as Proxy with the power to appoint his substitute and hereby authorizes him to represent and to vote as designated below all the common shares of Bikers Dream, Inc. held on record by the undersigned on April 19, 1996 at the annual meeting of shareholders on June 4, 1996 or any adjournment thereof. If no direction is made, this proxy will be voted "FOR" on Proposals 1, 2, 3 and 4.

1.  ELECTION OF DIRECTORS

    The undersigned casts the number of votes set forth opposite the names of the nominees for directors in favor of his election as director:

    Nominee                         Number of Votes Cast
    -------                         --------------------

    a.  Dennis W. Campbell              _____________

    b.  Rowland W. Day, II              _____________

    c.  Donald J. Duffy                 _____________

    d.  William R. Gresher              _____________

    e.  Richard E. King, Jr.            _____________

    f.  Humbert B. Powell, III          _____________

    TOTAL NUMBER OF VOTES
    HELD BY THE UNDERSIGNED             _____________

(Number of shares multiplied by the number of directors to be elected, which are six, i.e., if you have 1000 shares, you have 6000 votes.)

_______________________________________________________________________________
      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.
_______________________________________________________________________________

                                            VOTING ITEMS CONTINUE ON REVERSE --

2.      PROPOSAL TO APPROVE THE THREE COMMON STOCK OPTION PLANS:

        / / FOR                 / / AGAINST             / / ABSTAIN

3. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK:

        / / FOR                 / / AGAINST             / / ABSTAIN

4. PROPOSAL TO APPROVE COOPERS & LYBRAND L.L.P. as the independent accountants for the corporation:

        / / FOR                 / / AGAINST             / / ABSTAIN

5. IN THEIR DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MANY PROPERLY COME BEFORE THE MEETING.

        Please sign exactly as name appears below. When shares are held by joint tenant, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        _________________________________     _________________________________
        Signature               Date          Signature               Date

          ____________________________________________________________________
          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                   ENCLOSED ENVELOPE
          ____________________________________________________________________